UNITED MORTGAGE TRUST

2011

Annual Shareholder Meeting
June 23, 2011

United Mortgage Trust

Investments

Since 2000 we have advised you that a shift in investment asset allocation was an expected result of adapting to changes in real estate markets.
Our portfolio concentrations have shifted over fourteen years of investing, as we have sought adequate supplies of suitable loans in a changing real estate finance market.

United Mortgage Trust

Investments

In February of 2011 we amended and restated our investment objectives at follows:

Our principal investment objectives are to invest proceeds from our dividend reinvestment plan, financing proceeds, capital transaction proceeds and retained earnings in eight types of investments:

1. First lien secured interim mortgage loans with initial terms of 12 months or less for the acquisition and renovation of single-family homes, which we refer to as "Interim Loans";
2. Secured, subordinate line of credit to UMTH Lending Company, L.P. for origination of Interim Loans; lines of credit and secured loans for the acquisition and development of single-family home lots, referred to as "Land Development Loans";
3. Lines of credit and loans secured by developed single-family lots, referred to as "Finished Lot Loans";
4. Lines of credit and loans secured by completed model homes, referred to as "Model Home Loans";
5. Loans provided to entities that have recently filed for bankruptcy protection under Chapter 11 of the US bankruptcy code, secured by a priority lien over pre-bankruptcy secured creditors, referred to as "Debtor in Possession Loans";
6. Lines of credit and loans, with terms of 18 months or less, secured by single family lots and homes constructed thereon, referred to as "Construction Loans";
7. First lien secured mortgage loans with terms of 12 to 360 months for the acquisition of single-family homes, referred to as "Residential Mortgages"; and
8. Discounted cash flows secured by assessments levied on real property.

Investments

In addition, we intend to generate fee income by providing credit enhancements associated with residential real estate financing transactions in the various forms as recommended from time-to-time by our Advisor and approved by our Board of Trustees, including but not limited to, guarantees, pledges of cash deposits, letters of credit and tri-party inter-creditor agreements, all of which we refer to as "Credit Enhancements".

United Mortgage Trust

Investments

The following chart below demonstrates the transition from long term 1st lien single family loans to short term real estate secured interim loans and the genesis and growth of investment in a loan secured by 1st lien and subordinate single family lot development loans.

United Mortgage Trust

Historical Shift in Investment Concentrations



Portfolio Mix as a Percent of Total Assets
120%
100%
80%
60%
40%
20%
0%
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
First lien secured interim mortgages 12 months or less and residential mortgages & contracts for deed
Secured LOC to UMTH Lending Co., L.P.
Land development loans
Finished lot Loans
Construction loans
Cash and Other Assets

United Mortgage Trust

Investments

We will continue to adapt to changes in our market.

We ceased investing in Interim Loans,
We plan to continue to invest in Land Development Loans, Finished Lot Loans and Model Home Loans because,

1) Land Development Loans and Finished Lot Loans have provided us with suitable collateral positions, well capitalized borrowers and attractive yields;
2) Model Home Loans are expected to provide us with suitable collateral positions, well capitalized borrowers and attractive yields.
3) Land Development Loans and Finished Lot Loans have produced higher returns than those of Residential Mortgages.
4) Model Home Loans are expected to produce higher yields commensurate with Land Development Loans and Finished Lot Loans.

The percentage of our portfolio invested in Land Development Loans, Finished Lot Loans and Model Home Loans are expected to increase until market conditions indicate the need for an adjustment of the portfolio mix.

United Mortgage Trust

Investments and Leverage 2010

Beginning the third quarter of 2009 we were able to reintroduce leverage to our portfolio

We continued to negotiate additional bank lines of credit throughout 2010

We introduced a private note placement offering to add additional leverage to our portfolio, specifically to finance finished lots and home construction loans

We intend to increase our leverage when available and as we increase our investment in land development and finished lot loans

Our goal for 2011 – 2012 is to add $7.5M in private debt and approximately $19M in bank debt

United Mortgage Trust

Earnings

The continued effect of housing and credit markets deterioration were evident in the 2010 income statement.

Net Income per share decreased from $.65 per share in 2009 to $.46 per share in 2010, a 30% decline from 2009.

We booked loss reserves of $1.1MM related to sub par performance of certain assets.

We may book additional loss reserves as we liquidate the collateral securing the non-performing loans and correspondingly suppress earnings.

The addition of leverage is intended to create increased earnings

United Mortgage Trust

Distribution of Capital

We distributed $0.15 per share as a return of capital in 2010

Net Asset Value

Our net asset value was reported at $15.74 per share at December 31, 2010, a decrease of $0.12 per share over 2009

United Mortgage Trust

Distributions

- Our current objective is to maintain a consistent distribution rate, therefore:

- Our distributions will consist of all of our earnings and a portion of invested capital throughout most, or perhaps all, of 2011

- 2010 distributions equaled $.58 per share

- Q1 2011 distributions were at $.58 per share, annualized

- Distribution rates are reviewed monthly by our board of Trustees

United Mortgage Trust

Dividend Reinvestment

• We modified our Dividend Reinvestment Plan effective May 2009 with the adjustment of our share purchase price to equal our Net Asset Value

• Currently our Dividend Reinvestment Plan is open only to existing Shareholders

United Mortgage Trust

Liquidity

United Mortgage Trust is entering its 15th year of operation. We have approximately
2,311 shareholders.

In 2010 we redeemed 31,470 shares for approximately $565,830

Since 2000, we have repurchased approximately 1,873,203 shares, approximating
22.5% of total shares outstanding

United Mortgage Trust

Share Redemption Plan ("SRP")

- We modified our SRP effective May 1, 2009

- Our current share redemption program allows us to purchase up to 5% of the shares outstanding per year

- Shares will be repurchased according to the date of the initial liquidity request on a first-come, first-serve basis

- Our shares are redeemed quarterly at both the Adjusted Share Price or the Net Asset Value.

United Mortgage Trust

Trustees

Trustees Michele A. Cadwell, Roger C. Wadsworth, Phillip K. Marshall, Charles, M. Gillis and Leslie Wylie have been elected to serve for the next twelve months

United Mortgage Trust

Financial Performance of United Mortgage Trust

UMT has produced approximately $90 million in net income, with an average rate of return to its shareholders in excess of 7%

Earnings for 2010, net of loan loss reserves, were $2.9 million

2011 earnings are expected to be tempered by the low level of leverage and expense associated with liquidating sub performing investments

United Mortgage Trust

Summary

We amended and restated our investment objectives to further balance our portfolio between land development loans, lot banking loans, construction loans and model home loans.

Our earning declined as a result of credit and housing market conditions

We redeemed approximately 0.5% of shares outstanding

2011 will be another transition year as we continue our investment portfolio shift, reintroduce leverage and work through non- performing assets

United Mortgage Trust

Goals

Our goals remain the same:

1. We will continue to seek real estate mortgage investments which provide safety and higher yields, and

2. We will continue to pursue increased liquidity for our shareholders wishing to sell their shares while protecting the share value for our remaining shareholders

UNITED MORTGAGE TRUST

2010

Annual Shareholder Meeting
June 23, 2011

United Mortgage Trust

United Mortgage Trust